©GXO Logistics, Inc. Third Quarter 2023 Results November 7, 2023

2©GXO Logistics, Inc. Disclaimer 2 Non-GAAP Financial Measures As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financ ial tables included in the attached appendix. GXO’s non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA margin, adjusted EBITA, net of income taxes paid, adjusted net income attributable to GXO, adjusted earnings per share (basic and diluted) (“adjusted EPS”), free cash flow, organic revenue , organic revenue growth, net leverage ratio, net debt, return on invested capital (“ROIC”), net capital expenditures (“net capex”) , and PFSweb fee equivalent revenue.. We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exc lude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables included in the attached appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full -time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities less net capex; we calculate net capex as capital expenditures less proceeds from sale of property and equipment. We believe that adjusted EBITDA, adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, and adjusted EBITA, net of income taxes paid improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined ar e not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations, revenue from acquired businesses and revenue from deconsol idated operations. We believe that net leverage ratio and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our total debt and net debt as a ratio of our trailing twelve months adjusted EBITDA. We calculate ROIC as our trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle. PFSweb service fee equivalent revenue is calculated as PFSweb total revenues adjusted for cost of product revenue and cost of pass-through revenue. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis. PFSweb total revenues are derived from the “Consolidated Statements of Operations and Comprehensive Income (Loss)” contained in Part II, Item 8. Financial Statements and Supplementary Data of PFSweb Form 10-K for the year ended December 31, 2022. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance. With respect to our financial targets for full-year 2023 organic revenue growth, adjusted EBITDA, free cash flow, and adjusted diluted EPS, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows prepared in accordance with GAAP, that would be required to produce such a reconciliation. Non-GAAP Valuation Measure Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO’s relative performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, r esearch analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements. As such, our presentation of Adjusted EBITDAR should not be construed as a financial performance or operating measure. With respect to our target for full-year 2023 adjusted EBITDAR, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items descr ibed above that we exclude from this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fac t are, or may be deemed to be, forward-looking statements, including our full year 2023 financial targets of organic revenue growth, adjusted EBITDA, adjusted diluted EPS and adjusted EBITDA to free cash flow conversion; the expected incremental revenue in 2024 and 2025 from new customer wins in 2023; our 2023 valuation target for adj usted EBITDAR; and our goals of (i) 80% global operations using LED lightning by 2025, (ii) 80% global landfill diversion rate by 2025, (iii) 50% renewable energy globally by 2030, (iv) 30% greenhouse gas emissions (Scope 1&2) reduction by 2030 vs. 2019 baseline, (v) 100% carbon neutral (Scope 1&2) by 2040, (vi) 15% reduction in Total Recordable Incident Rate by 2027 across Americas and Asia Pacific operations vs. 2022 baseline, and (vii) 15% reduction in Lost Time Incident Rate by 2027 across UK and European operations vs. 2022 baseline. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajec tory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: the impact of the COVID-19 pandemic; economic conditions generally; supply chain challenges, including labor shortages; our ability to align our investments in capital assets, including equipment, and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; unsuccessful acquisitions or other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; our inability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; seasonal fluctuations; environmental laws; issues related to our intellectual property rights; governmental regulation, including trade compliance l aws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents, including the conflict between Russia and Ukraine; a material disruption of the company's operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber -attacks and information technology or data security breaches; the inability to implement technology initiati ves successfully; our ability to achieve our Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligati on to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Highlights

	3Q 2023
Revenue	$2.5 billion
Organic revenue growth[1]	3%
Net income[2]	$66 million
Adjusted EBITDA[1]	$200 million
Operating cash flow	$243 million
Free cash flow[1]	$191 million

- New business wins in 3Q 2023 expected to generate $181 million of annualized revenue[3], compared to $158 million of annualized revenue from new business wins in 3Q 2022[4]
- $520 million of new FY 2024 revenue won through 3Q 2023,[3] compared to $497 million of new FY 2023 revenue won through 3Q 2022[4]
- 3Q 2023 adjusted EBITDA of $200 million, compared to $192 million in 3Q 2022[1]
- Diluted EPS $0.55 in 3Q 2023, compared to $0.53 in 3Q 2022
- Adjusted diluted EPS of $0.69 in 3Q 2023, compared to $0.75 in 3Q 2022[1]
- Free cash flow of $191 million in 3Q 2023 compared to $47 million in 3Q 2022 [1]
- Operating return on invested capital of 36% over LTM, exceeding 30%[1] target
- Net leverage ratio of 1.6x at September 30th[1]
- Completed the acquisition of PFSweb on October 23rd

(1) Refer to the 'Non-GAAP Financial Measures' section on slide 2 and Appendix for related information.
(2) Net income attributable to GXO.
(3) Based on closing September 30, 2023, FX rates of 1.22 GBP/USD and 1.06 EUR/USD.
(4) Based on closing September 30, 2022, FX rates of 1.12 GBP/USD and 0.98 EUR/USD.

GXO

©GXO Logistics, Inc.

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4©GXO Logistics, Inc. Presenters Baris Oran Chief Financial Officer Adrian Stoch Chief Automation Officer Malcolm Wilson Chief Executive Officer

5©GXO Logistics, Inc. $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 3Q 2022 Revenue Organic growth FX 3Q 2023 Revenue 3Q 2023: Solid revenue growth ~3% Organic(1) ~5% FX 8% Revenue growth (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (In millions USD) $2,287 $2,471

6©GXO Logistics, Inc. $0 $50 $100 $150 $200 3Q 2022 3Q 2023 Adjusted EBITDA(2) $0 $10 $20 $30 $40 $50 $60 $70 $80 3Q 2022 3Q 2023 Net income(1) 3Q 2023: Growing and predictable profit profile (In millions USD) (1) Net Income attributable to GXO. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. $192 $200 $63 $66 Contractual business model provides resilient profit performance throughout the cycle

Recent wins and extensions ©GXO Logistics, Inc. 7* US Mint and Glossier are contracts related to the PFSweb acquisition *

8©GXO Logistics, Inc. $0 $100 $200 $300 $400 $500 $600 $700 Prior 1Q 2023 2Q 2023 3Q 2023 FY 2024 Expected 2024 gross revenue from contract wins $0 $50 $100 $150 $200 $250 Prior 1Q 2023 2Q 2023 3Q 2023 FY 2025 Expected 2025 gross revenue from contract wins Strong new contract wins underpin 2024 and 2025 revenue growth (1) Based on closing September 30, 2023, FX rates of 1.22 GBP/USD and 1.06 EUR/USD. (2) Contracts converted at the prevailing rate of the quarter in which they are signed. $520(1) million $187(1) million (In millions USD) Signed new business wins of $841 million(2) year to date

9©GXO Logistics, Inc. 3Q 2023 contract wins by source 42% New activity 15% Won from competitors 43% Outsourcing

10©GXO Logistics, Inc. 3Q 2022 3Q 2023 Cobots 3Q 2022 3Q 2023 Vision tech 3Q 2022 3Q 2023 Goods-to-person units 3Q 2022 3Q 2023 Total technology and automated units Accelerating automation and adaptive technology leadership +67% +52% +55% +98% ~4,000 more adaptive technology units deployed year over year

11©GXO Logistics, Inc. High-quality growth: Diversified, contracted, blue-chip Resilient, duration-matched contractual relationships Pricing driven by contractual relationships, not supply/demand Diversified verticals, customers and geographies Blue-chip, investment-grade customer base $520 million of incremental revenue in 2024 from new contract wins(1) ~5-year average contract length(2) No customer represents more than 4% of revenues ~45% of revenue from open book (cost-plus) contracts(2) ~76% variable costs vs. ~24% fixed costs(3) (1) Based on closing September 30, 2023, FX rates of 1.22 GBP/USD and 1.06 EUR/USD. (2) Based on FY 2022. (3) Based on direct operating expenses, sales, general and administrative expenses, and depreciation expense and based on FY 2022.

12©GXO Logistics, Inc. Strong balance sheet and free cash flow (1) Includes finance leases and other debt of $118 million as of September 30, 2023. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (3) Net capex is defined as capital expenditures, less proceeds from sales of property and equipment. Cash flow from operations Free cash flow(2) 3Q 2022: $47 million Cash flow Balance sheet Total debt(1) $1,647 million Mostly fixed-rate borrowings Investment grade rated $243 million 3Q 2022: $116 million $191 million Net debt(2) $1,174 million Net leverage(2) 1.6x Reduced debt by $159 million year to date through 3Q 2023 Strong 3Q FCF(2) drives deleveraging, with net leverage ratio at 1.6x(2) Net capex(2)(3) % of revenue YTD 3Q 2022: 3.3% of revenue YTD 3Q 2023: 2.7%

PFSweb acquisition

The acquisition of PFSweb expands GXO's presence in the North American market and increases its share of the health and beauty and luxury goods verticals.

2022 service fee equivalent revenue:
$200 million[(1)]

New business wins year to date:
~$60 million[(2)]


North America
Europe
United Kingdom

~90%
of FY 2022 revenue came from North America

Select brand partners

PANDORA
YSL
SHISEIDO
On
LANCÔME PARIS
UNITED STATES MINT
Kiehl's SINCE 1851
GIORGIO ARMANI

Capabilities

Value added services
- Gift wrap & branded packaging
- Assembly, kitting, & bundling
- Product personalization

Managed transport
- Volume-based negotiated & white labeled rates
- Regional carrier relationships
- Brokerage services

Order orchestration
- Order management
- Tax, address verification & reporting
- Merchant of record services

Customer care
- Phone, email, chat & chatbot
- Dedicated & shared staffing
- Work-from home agent model

Payment & fraud
- DTC payment processing
- B2B AR/invoice management
- Fraud management services

(1) Refer to the 'Non-GAAP Financial Measures' section on slide 2 and Appendix for related information.
(2) On a service fee equivalent revenue basis.

GXO
©GXO Logistics, Inc.
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E

Environmental goals

- Reduce our environmental impact
  - 80% global operations using LED lighting by 2025
  - 80% global landfill diversion rate by 2025
  - 50% renewably sourced energy by 2030
  - 30% GHG emissions (scopes 1 & 2) reduction by 2030 vs 2019 baseline
  - 100% carbon neutral (scopes 1 & 2) by 2040

S

Social goals

- Ensure a safe workplace
  - Reduce by 15% our Total Recordable Incident Rate in Americas & APAC by 2027 vs 2022 baseline
  - Reduce by 15% our Lost Time Incident Rate in our UK & European operations by 2027 vs 2022 baseline
- Build a culture of inclusion
- Provide a clear and rewarding career path for all employees

G

Governance goals

- Maintain a best-in-class information security program
- Embed an ethics-driven culture

Q3 Highlights:

Enhancing environmental efficiency for customers

- Re-engineered packaging materials for a customer which resulted in a reduction of over 11 metric tons of single use plastic per month in one warehouse
- Leveraged AI to optimize distribution routes for one customer, generating an estimated carbon savings of 720 metric tons at one warehouse since the project began in 2021

Being an employer of choice

- Observed Safety Month in August, providing additional training and hosting roundtable discussions to help ensure a safer workplace
- Celebrated our third Belonging Week in September, building a culture where everyone feels welcome
- We have seen a 12% increase in employee satisfaction, among salaried employees since our spin, according to our most recent survey
- We are conducting a global employee survey in Q3-Q4 to identify opportunities to improve hourly employee engagement

Doing the right thing every day

- Formally communicated our Generative AI Use Policy to employees and established various communication channels to encourage innovation responsibly and securely

© GXO Logistics, Inc.

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15©GXO Logistics, Inc. Key investment highlights Massive secular tailwinds: e-commerce, automation, outsourcing 1 Long-term contractual relationships with blue-chip customers 2 Critical scale in a fast-growing market 3 Leadership in revenue- and margin–enhancing technology 4 Resilient financial profile 5 World-class team 6 15

16©GXO Logistics, Inc. Updated FY 2023 guidance(1) Current Prior Organic revenue growth(2) 2% - 4% 6% – 8% Adjusted EBITDA(2) $730 – $755 million $725 – $755 million Adjusted EBITDA(2) to free cash flow conversion ~30% ~30% Adjusted diluted EPS(2) $2.55 – $2.65 $2.45 – $2.65 Adjusted EBITDAR(3) $1.75 – $1.80 billion $1.75 – $1.80 billion (1) Our guidance reflects current FX rates and the acquisition of PFSweb. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2. (3) Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR is commonly used by management, research analysts and Investors to value companies in the logistics industry. Adjusted EBITDAR should not be construed as a financial performance or operating measure. Refer to the ‘Non-GAAP Valuation Measures’ section on slide 2.

Appendix

GXO Logistics, Inc.
Reconciliation of net income to adjusted EBITDA and adjusted EBITA and adjusted EBITDA and adjusted EBITA margins
(unaudited)

(In millions USD)	Three months ended September 30 2023	Three months ended September 30 2022	Nine months ended September 30 2023	Nine months ended September 30 2022	Year ended December 31, 2022	Trailing twelve months ended September 30, 2023
Net income attributable to GXO	$ 66	$ 63	$ 156	$ 151	$ 197	$ 202
Net income attributable to noncontrolling interest	2	1	4	3	3	4
Net income	$ 68	$ 64	$ 160	$ 154	$ 200	$ 206
Interest expense, net	14	6	41	19	29	51
Income tax expense	15	19	38	51	64	51
Depreciation and amortization expense	101	89	268	242	329	355
Transaction and integration costs	3	14	22	57	61	26
Restructuring costs and other	7	–	31	14	32	49
Unrealized (gain) loss on foreign currency options and other	(8)	–	(12)	(14)	13	15
Adjusted EBITDA[1]	$ 200	$ 192	$ 548	$ 523	$ 728	$ 753
Less: depreciation	83	68	214	194	261	281
Adjusted EBITA[1]	$ 117	$ 124	$ 334	$ 329	$ 467	$ 472
Revenue	$ 2,471	$ 2,287	$ 7,188	$ 6,526		
Adjusted EBITDA margin[1][2]	8.1 %	8.4 %	7.6 %	8.0 %		
Adjusted EBITA margin[1][3]	4.7 %	5.4 %	4.6 %	5.0 %		

(1) See the "Non-GAAP Financial Measures" section for additional information.
(2) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.
(3) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue.

GXO

©GXO Logistics, Inc.

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19©GXO Logistics, Inc. GXO Logistics, Inc. Reconciliation of net income to adjusted net income and adjusted earnings per share (unaudited) Three months ended September 30 Nine months ended September 30 (Dollars in millions, shares in thousands, except per share amounts) 2023 2022 2023 2022 Net income attributable to GXO $ 66 $ 63 $ 156 $ 151 Amortization expense 18 21 54 48 Transaction and integration costs 3 14 22 57 Restructuring costs and other 7 — 31 14 Unrealized gain on foreign currency options and other (8) — (12) (14) Income tax associated with the adjustments above(1) (4) (9) (21) (20) Discrete tax benefit(2) — — (5) — Adjusted net income attributable to GXO(3) $ 82 $ 89 $ 225 $ 236 Adjusted basic earnings per share(3) $ 0.69 $ 0.75 $ 1.89 $ 2.03 Adjusted diluted earnings per share(3) $ 0.69 $ 0.75 $ 1.88 $ 2.02 Weighted-average common shares outstanding Basic 118,941 118,621 118,883 116,508 Diluted 119,645 119,065 119,430 117,107 (1) The income tax rate applied to items is based on the GAAP annual effective tax rate. (2) Discrete tax benefit from the release of valuation allowances. (3) See the “Non-GAAP Financial Measures” section for additional information.

20©GXO Logistics, Inc. GXO Logistics, Inc. Other reconciliations (Unaudited) Reconciliation of cash flows from operating activities to free cash flow: Three months ended September 30, Nine months ended September 30, (In millions USD) 2023 2022 2023 2022 Net cash provided by operating activities $ 243 $ 116 $ 343 $ 316 Capital expenditures $ (55) $ (85) $ (205) $ (239) Proceeds from sales of property and equipment 3 16 13 22 Net capital expenditures (“Net capex”)(1) $ (52) $ (69) $ (192) $ (217) Free cash flow(1) $ 191 $ 47 $ 151 $ 99 (1) See the “Non-GAAP Financial Measures” section for additional information. The Company calculates free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a ratio .

21©GXO Logistics, Inc. GXO Logistics, Inc. Other reconciliations (unaudited) Reconciliation of revenue to organic revenue: Three months ended September 30 Nine months ended September 30 (In millions USD) 2023 2022 2023 2022 Revenue $ 2,471 $ 2,287 $ 7,188 $ 6,526 Revenue from acquired business(1) — — (378) — Revenue from deconsolidation — — — (20) Foreign exchange rates (126) — (43) — Organic revenue(2) $ 2,345 $ 2,287 $ 6,767 $ 6,506 Revenue growth(3) 8.0% 10.1 % Organic revenue growth(2)(4) 2.5% 4.0% (1) The Company excludes revenue from the acquired business in the current period for which there are no comparable revenues in the prior period. (2) See the “Non-GAAP Financial Measures” section for additional information. (3) Revenue growth is calculated as the change in the period-over-period revenue divided by the prior period, expressed as a percentage. (4) Organic revenue growth is calculated as the change in the period-over-period organic revenue divided by the prior period, expressed as a percentage.

22©GXO Logistics, Inc. GXO Logistics, Inc. Liquidity reconciliations (unaudited) Reconciliation of total debt and net debt: (In millions USD) September 30, 2023 Current debt $ 26 Long-term debt 1,621 Total debt $ 1,647 Less: Cash and cash equivalents (473) Net debt(1) $ 1,174 Reconciliation of total debt to net income attributable to GXO ratio: (In millions USD) September 30, 2023 Total debt $ 1,647 Trailing twelve months net income attributable to GXO $ 202 Debt to net income attributable to GXO ratio 8.2x Reconciliation of net leverage ratio: (In millions USD) September 30, 2023 Net debt $ 1,174 Trailing twelve months adjusted EBITDA(1) $ 753 Net leverage ratio(1) 1.6x (1) See the “Non-GAAP Financial Measures” section for additional information.

23©GXO Logistics, Inc. Adjusted EBITA, net of income taxes paid Nine months ended September 30 Year ended December 31, 2022 Trailing twelve months ended September 30, 2023(In millions USD) 2023 2022 Adjusted EBITA(1) $ 334 $ 329 $ 467 $ 472 Less: Cash paid for income taxes (57) (74) (111) (94) Adjusted EBITA(1), net of income taxes paid $ 277 $ 255 $ 356 $ 378 Operating return on invested capital September 30 (In millions USD) 2023 2022 Average Selected assets: Accounts receivable, net $ 1,661 $ 1,507 $ 1,584 Other current assets 332 301 317 Property and equipment, net 923 914 919 Selected liabilities: Accounts payable $ (597) $ (568) $ (583) Accrued expenses (975) (952) (964) Other current liabilities (275) (162) (219) Invested capital $ 1,069 $ 1,040 $ 1,054 Ratio of return on invested Capital(1)(2) 35.9% GXO Logistics, Inc. Return on invested capital (unaudited) (1) See the “Non-GAAP Financial Measures” section for additional information. (2) The ratio of return on invested capital is calculated as trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital.

24©GXO Logistics, Inc. GXO Logistics, Inc. Revenue disaggregated by industry (unaudited) Three months ended September 30, Nine months ended September 30, (In millions USD) 2023 2022 2023 2022 Omnichannel retail $ 1,051 $ 919 $ 3,041 $ 2,618 Technology and consumer electronics 360 338 1,081 963 Food and beverage 362 335 1,004 1,009 Industrial and manufacturing 263 275 803 807 Consumer packaged goods 231 227 689 663 Other 204 193 570 466 Total $ 2,471 $ 2,287 $ 7,188 $ 6,526

25©GXO Logistics, Inc. GXO Logistics, Inc. PFSweb service fee equivalent revenue (Unaudited) Reconciliation of PFSweb 2022 service fee equivalent revenue (In thousands USD) Year ended December 31, 2022 Revenues: Service fee revenue $ 200,034 Product revenue, net 3,333 Pass-through revenue 91,755 Total revenues(1) $ 295,122 Cost of Revenues: Cost of product revenue(1) $ 3,059 Cost of pass-through revenue(1) 91,755 Cost of revenues not related to service and fee revenue $ 94,814 PFSweb service fee equivalent revenue(2) $ 200,308 (1) Derived from the “Consolidated Statements of Operations and Comprehensive Income (Loss)” contained in Part II, Item 8. Financial Statements and Supplementary Data of PFSweb, Inc. Form 10-K for the year ended December 31, 2022. (2) See the ‘Non-GAAP Financial Measures’ section for additional information.